Exhibit 10.3
SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
     This Second Amended and Restated Investors Rights Agreement (this “Agreement”) is entered into as of October 26, 2006 (the “Effective Date”), by and among Allot Communications Ltd., an Israeli company (registered no. 51-239477-6) having its main place of business at 22 Hanagar Street, Neve Ne’eman B Industrial Zone, Hod Hasharon 45420, Israel (the “Company”), the holders of Preferred A Shares, par value NIS 0.10 per share, of the Company whose names and addresses are set forth on Exhibit I attached hereto (the “Preferred A Shareholders”), the holders of Preferred B Shares, par value NIS 0.10 per share of the Company, whose names and addresses are set forth on Exhibit II attached hereto (the “Preferred B Shareholders”), the holders of Preferred C Shares, par value NIS 0.10 per share of the Company, whose names and addresses are set forth on Exhibit III attached hereto (the “Preferred C Shareholders”), the holders of Preferred D Shares, par value NIS 0.10 per share of the Company, whose names and addresses are set forth on Exhibit IV attached hereto (the “Preferred D Shareholders”) and the holders of Preferred E Shares, par value NIS 0.10 per share of the Company, whose names and addresses are set forth on Exhibit V attached hereto (the “Preferred E Shareholders”, and together with the Preferred A Shareholders, the Preferred B Shareholders the Preferred C Shareholders and the Preferred D Shareholders, the "Preferred Shareholders”)

WHEREAS,	some or all of parties hereto entered into the Amended and Restated Investors Rights Agreement (the “Original Agreement”) on May 18, 2006;

WHEREAS,	the parties hereto, consisting of at least the number of holders of the Registrable Securities required under Section 18.5 of the Original Agreement wish to make certain amendment to the Original Agreement;
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree that the Prior Agreement in hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:
1.	DEFINITIONS

For purposes of this Agreement:
1.1.	The Company’s “Fiscal Year” shall commence on the first day of January and shall end on the last day of December of each year or such other period as may be determined by the Board of Directors of the Company.

1.2.	The term “Holder” means any of the Preferred Shareholders and their transferees and assigns.

1.3.	The term “Initiating Holders” means Holders holding the majority of the Registerable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities, assuming for purposes of such determination the conversion of all shares convertible into Registrable Securities.

1.4.	The term “IPO” means the closing of a firmly underwritten public offering of Ordinary Shares of the Company.

1.5.	The term “Preferred D Initiating Holders” means Holders holding the majority of the Preferred D Registrable Securities, assuming for purposes of such determination the conversion of all shares convertible into Preferred D Registrable Securities.

1.6.	The term “Preferred D Registrable Securities” means the Ordinary Shares presently held by or hereinafter issued to the Holders of Preferred D Shares resulting from the conversion of the Preferred D Shares of the Company and all Ordinary Shares issued by the Company in respect of such shares.

1.7.	The term “Public Corporation” means a corporation which has a class of equity security registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or which is required to file periodic reports pursuant to Section 15(d) of the 1934 Act.

1.8.	The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement or document or the equivalent under the laws of another jurisdiction.

1.9.	The term “Registrable Securities” means the Ordinary Shares presently held by or hereinafter issued to the Holders resulting from the conversion of the Preferred Shares and all Ordinary Shares issued by the Company in respect of such shares or the Preferred Shares.

1.10.	The term “SEC” means the United States Securities and Exchange Commission.

1.11.	The term “Securities Act” means the U.S. Securities Act of 1933, as amended.

1.12.	The term “Preferred E Initiating Holders” means Holders holding the majority of the Preferred E Registrable Securities, assuming for purposes of such determination the conversion of all shares convertible into Preferred E Registrable Securities.

1.13.	The term “Preferred E Registrable Securities” means the Ordinary Shares presently held by or hereinafter issued to the Holders of Preferred E Shares resulting from the conversion of the Preferred E Shares of the Company and all Ordinary Shares issued by the Company in respect of such shares.
2.	INFORMATION AND ACCESS RIGHTS
2.1.	Information Rights. Until the IPO, and provided that a Preferred Shareholder is a shareholder of the Company, each Preferred Shareholder shall be entitled to receive from the Company, subject to the confidentiality undertakings below: (a) an internally prepared monthly profit and loss and cash-flow statement no later than 30 days following the end of each month; (b) un-audited, but reviewed quarterly financial statements prepared by a ‘Big 4’ accounting firm, which shall include profit and loss, balance sheet and cash flow statements no later than 45 days following the end of each quarter (provided, however, that with respect to the first quarter of the year 2006, said period shall be 60 days following the end of such quarter); (c) audited annual financial statements prepared by a ‘Big 4’ accounting firm no later than 3 months following the last day of each Fiscal Year; and (d) an annual budget at least 30 days prior to the beginning of each fiscal year providing a budget breakdown on a monthly basis. Each of the above shall be prepared in English, on a consolidated basis for the Company and its Subsidiaries.

2.2.	Access and Visitation Rights. Until the IPO, each Preferred Shareholder shall be entitled, at reasonable times, upon reasonable notice and through one representative, full access to all books and records of the Company and each of the Subsidiaries (as defined below), to review them, and to inspect the properties of the Company and consult with management of the Company. In addition, such representative shall be permitted to use the Company’s and Subsidiaries’ (as the term Subsidiary is defined below) copying facilities in order to make and retain a reasonable number of copies of such books and records at such representative’s discretion, all subject to standard confidentiality undertakings. As soon as practicable, the Company shall provide any other information regarding the business, affairs and condition of the Company (on a consolidated basis) as the Preferred Shareholder qualifying under the provisions of Section 2 may reasonably request to monitor its investment in the Company.

2.3.	Confidentiality. Without derogating from any other agreement or undertaking to which any of the parties hereto is or may become in the future subject, and in addition to any such agreement or undertaking, each Preferred Shareholder undertakes that it shall keep in confidence, and not use for any purpose whatsoever, except for internal purposes, any and all information relating to the Company which has been provided to it by the Company or was otherwise obtained by it, except for information which (i) is or shall be in the public domain not due to any act or omission of such Preferred Shareholder in breach of law or agreement; (ii) was known to such Preferred Shareholder prior to the disclosure as evidenced in written records; (iii) is legally transmitted or disclosed to such Preferred Shareholder by a third party which to such Preferred Shareholder’s knowledge owes no obligation of confidentiality to the Company; or (iv) is required to be disclosed pursuant to an order of the court or other governmental body, stock exchange or regulatory body or by law or other regulations, provided that, to the extent possible and legally permissible: (a) such Preferred Shareholder notifies the Company in writing of such a need to disclose as soon as reasonably possible; and (b) discloses only such information as the Preferred Shareholder reasonably believes is required. Notwithstanding the aforesaid, in connection with periodic reports to its investors, shareholders, partners or Permitted Transferees (as defined in the Articles of Association of the Company, as may be amended from time to time), a Preferred Shareholder may make general statements, not containing technical or other confidential information, regarding the nature and progress of the Company’s business; and provided further, that a Preferred Shareholder may provide summary information regarding the Company’s financial information in its reports to its respective shareholders, investors, partners or Permitted Transferees (as defined in the Articles of Association of the Company, as may be amended from time to time), but may not annex to such reports the full financial information provided hereunder by the Company. Furthermore, it is hereby clarified that a Preferred Shareholder which is an investment fund shall be entitled to distribute to its investors also the information regarding the Company set forth in Exhibit 2.3 hereto, and shall be entitled to distribute to its consultants and advisors any information that may be required in connection with tax filings, determinations or elections to be made in connection with such Preferred Shareholder and its Permitted Transferees.
3.	ACCOUNTING

The Company will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with US GAAP consistently applied, and will set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by US GAAP. For purposes of this Agreement, “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries. This Section 3 shall terminate upon the closing of an IPO.
4.	DEMAND REGISTRATION
4.1.	Following an IPO, (i) the Initiating Holders may request in writing that all or part of their Registrable Securities be registered for trading on any securities exchange on which the Company’s shares are otherwise traded, provided that the good faith anticipated aggregate proceeds exceed US$5,000,000 (a “Preferred Shareholders Demand”). In addition, following the IPO, (ii) the Preferred D Initiating Holders may request in writing that all or part of their Preferred D Registrable Securities be registered for trading on any securities exchange on which the Company’s shares are otherwise traded, provided that the good faith anticipated aggregate proceeds exceed US$5,000,000 (a “Preferred D Shareholders Demand”), and (iii) the Preferred E Initiating Holders may request in writing that all or part of their Preferred E Registrable Securities be registered for trading on any securities exchange on which the Company’s shares are otherwise traded, provided that the good faith anticipated aggregate proceeds exceed US$5,000,000 (a “Preferred E Shareholders Demand” and collectively with the Preferred Shareholders Demand or a Preferred D Shareholders Demand, each a “Demand”).

4.2.	Within 20 days after receipt of a request for a Demand, the Company shall give written notice of such request to the other Holders and shall make best efforts to include in such registration all Registrable Securities held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within 15 days after the receipt of the Company’s notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Securities as to which it has received requests for registration for trading on the securities exchange specified in the request for registration.

4.3.	Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders or the Preferred D Initiating Holders or the Preferred E Initiating Holders, as applicable, a certificate signed by the CEO or the Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the demand from the Initiating Holders or the Preferred D Initiating Holders or the Preferred E Initiating Holders, as applicable, provided that the Company shall not have the right to defer such filing more than twice per year.

4.4.	If the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten in the Demand, then the following shares shall participate and be included in the registration, in the following order: (A) in the event that the Demand is a Preferred E Shareholders Demand — (i) first, Preferred E Registrable Securities allocated among the Holders of the Preferred E Registrable Securities, pro rata, according to the number of Preferred E Registrable Securities of each such Holder of Preferred E Registrable Securities requested to be included in the registration; (ii) second, Preferred D Registrable Securities allocated among the Holders of the Preferred D Registrable Securities, pro rata, according to the number of Preferred D Registrable Securities of each such Holder of Preferred D Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares to be registered in the Demand; (ii) third, Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities, allocated among the Holders of the Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities pro rata, according to the number of Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities requested to be included in the registration; (iii) fourth, securities which the Company wishes to register on its own behalf, and (iv) fifth, any other securities of the Company; (B) in the event that the Demand is not a Preferred E Shareholders Demand — (i) first, Preferred D Registrable Securities allocated among the Holders of the Preferred D Registrable Securities, pro rata, according to the number of Preferred D Registrable Securities of each such Holder of Preferred D Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares to be registered in the Demand; (ii) second, Registrable Securities which are not Preferred D Registrable Securities, allocated among the Holders of the Registrable Securities which are not Preferred D Registrable Securities pro rata, according to the number of Registrable Securities which are not Preferred D Registrable Securities requested to be included in the registration, provided that the Holders of Preferred E Registrable Securities shall be entitled to include in such registration any number Preferred E Registrable Securities requested by them up to 10% of the aggregate number of shares to be registered in the Demand; (iii) third, securities which the Company wishes to register on its own behalf, and (iv) fourth, any other securities of the Company.

4.5.	The Company shall not be required to effect any registration under this Section 4 within a period of one hundred and eighty (180) days following the effective date of a previous registration.

4.6.	The Company shall not be required to effect more than two (2) registrations pursuant to a Preferred Shareholders Demand, not more than one (1) registration pursuant to a Preferred E Shareholders Demand and not more than one (1) registration pursuant to a Preferred D Shareholders Demand, under this Section 4, and shall not be required to effect any registration under this Section 4: (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or (b) if the Initiating Holders or the Preferred D Initiating Holders or the Preferred E Initiating Holders, as applicable, propose to dispose of Registrable Securities that may be immediately registered on Form F-3 or S-3 as applicable.
5.	INCIDENTAL REGISTRATION
5.1.	At any time following an IPO, if the Company at any time proposes to register any of its stock or other securities in connection with the public offering of such securities solely for cash (other than (i) a registration in connection with an IPO, (ii) a registration of securities to be offered by employees pursuant to an employee benefit plan on Form S-8, a registration in connection with an exchange offer or (iii) any acquisition or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Company shall use its best efforts to include in such registration all of the Registrable Securities, as the case may be, indicated in such request, so as to permit the disposition of the shares so registered. Such requests shall not be deemed as “Demand” registrations.

5.2.	Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the following shares shall participate in the registration, in the following order: (i) first, securities which the Company wishes to register for its own behalf; (ii) second, Preferred E Registrable Securities, allocated among the Holders of the Preferred E Registrable Securities pro rata, according to the number of Preferred E Registrable Securities of each such Holder of Preferred E

Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares registered in such registration; (iii) third, Preferred D Registrable Securities, allocated among the Holders of the Preferred D Registrable Securities pro rata, according to the number of Preferred D Registrable Securities of each such Holder of Preferred D Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares registered in such registration for the benefit of any party other than the Company; (iv) fourth, Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities allocated among the Holders of Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities, pro rata, according to the number of Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities requested to be included in the registration; and (v) fifth, any other securities of the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

5.3.	In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 5 to include any of Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize or reduce the success of the offering by the Company (subject to Section 5.2).
6.	FORM F-3 OR S-3 REGISTRATION
6.1.	As of the closing of the IPO, the Company shall use its best efforts to qualify for registration on Form F-3 or S-3 as applicable. After the Company has qualified for the use of Form F-3 or S-3, the Holders shall have the right to request registrations on Form F-3 or S-3 as applicable in addition to any right to demand registration under Section 4 and to any right to register shares under Section 5 provided that each such registration on form F-3 or S-3 as applicable generates proceeds of at least US$2,000,000. Such requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such shares by the Holders. Such requests shall not be deemed as “Demand” registrations.

6.2.	The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 6 and shall permit other Holders to participate in the registration upon their request submitted within fifteen (15) days after receipt of notice from the Company, and the Company will use its best efforts to effect promptly the registration of all Registrable Securities on Form F-3 or S-3 as applicable, to the extent requested by the Holders for purposes of disposition.

6.3.	Notwithstanding any other provision of this Section 6, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten pursuant to this Section 6, then the following shares shall participate in the registration, in the following order: (i) first, Preferred E Registrable Securities, allocated among the Holders of the Preferred E Registrable Securities pro rata, according to the number of Preferred E Registrable Securities of each such Holder of Preferred E Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares registered in such registration; (ii) second, Preferred D Registrable Securities, allocated among the Holders of the Preferred D Registrable Securities pro rata, according to the number of

Preferred D Registrable Securities of each such Holder of Preferred D Registrable Securities requested to be included in the registration, in a number up to 30% of the aggregate number of shares registered in such registration for the benefit of any party other than the Company; (iii) third, Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities allocated among the Holders of Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities, pro rata, according to the number of Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities requested to be included in the registration; (iv) fourth, securities which the Company wishes to register for its own behalf; and (v) fifth, any other securities of the Company.

6.4.	The Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6, (i) if Form F-3 or S-3 as applicable is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than two million United States dollars ($2,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the CEO or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and to its shareholders for such Form F-3 or S-3 as applicable registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or S-3 as applicable registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 6; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 or S-3 as applicable for the Holders pursuant to this Section 6; (v) during the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

6.5.	Subject to the aforesaid in this Section 6, the Holders shall be entitled to request from the Company to effect an unlimited number of registrations pursuant to this Section 6.
7.	OBLIGATIONS OF THE COMPANY

Whenever required under this Agreement to file a registration statement with respect to the Registrable Securities, the Company shall use its best efforts to, as expeditiously as reasonably possible:
7.1.	Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement current and effective for up to 6 months, provided, however, that the Company may suspend sales at any time under the registration statement immediately upon notice to the selling Holders or their assigns for a period of time not to exceed in the aggregate 90 days during any 12 month period, if there then exists material, non-public information relating to the Company which, in the reasonable good faith opinion of the board of directors of the Company, would be materially detrimental to the Company to disclose during that time; provided, further, that such 6-month period shall be extended for a period equal to the time that the Holders refrain from selling any securities included in such registration at the request of an underwriter or the Company.

7.2.	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in 7.1 above.

7.3.	Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

7.4.	Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders.

7.5.	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement

7.6.	Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

7.7.	Cause all Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

7.8.	Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

7.9.	Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holder and to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accounts of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder and the underwriters, if any.

8.	INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities, and (ii) a certificate as provided for in Section 11 below.

9.	EXPENSES OF REGISTRATION

All expenses incurred by the Company in connection with any registration pursuant to this Agreement (other than underwriter’s commissions, discounts and fees or any fees of others employed by a selling Holder, but including the reasonable fees of one counsel chosen by the majority in interest of selling Holders), including without limitation all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company.

10.	UNDERWRITING REQUIREMENTS
10.1.	In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Sections 4 or 5 to include any of the Holders securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company (in the event of incidental registration) or the Initiating Holders or the Preferred D Initiating Holders or the Preferred E Initiating Holders, as applicable (in the event of registration required under Sections 4 or 6) and the underwriters.

10.2.	In the case of any registration effected pursuant to Sections 4 or 6, the Initiating Holders or the Preferred D Initiating Holders or the Preferred E Initiating Holders, as applicable, shall have the right to designate the managing underwriter(s) in any underwritten offering, provided that such managing underwriter(s) shall be either one of the Lead Underwriter or Co-Manager in the Company’s IPO or an underwriter which is among the 20 leading underwriting firms as measured by underwriting revenues in the preceding year.

10.3.	In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.
11.	INDEMNITIES

In the event any Registrable Securities are included in a registration statement under this Agreement:
11.1.	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or any state securities law or regulation, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person, for any legal or other expenses reasonably incurred by them in a connection with investigating, preparing to defend, defending against, or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 11.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such registration by any such Holder, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling shareholder, the underwriter or any controlling person of the selling shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling shareholder.

11.2.	To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter (as defined in the Securities Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the 1934 Act, and any Holder selling securities in such registration statement or any of its directors of officers or any person who controls such Holder against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Holder, officer, director, or controlling person in connection with investigating, preparing to defend, defending against, or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or proceedings; provided, however, that the indemnity agreement contained in this Section 11.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Holder hereunder shall be limited to an amount equal to the proceeds of each such selling Holder of the shares sold by such selling Holder pursuant to such registration. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 11.

11.3.	In the event that the defendants in any action include both the indemnified party and the indemnifying party for purposes of this Section 11, and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party’s election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 11.1. or 11.2 for any legal or other expense subsequently incurred by such indemnified party, solely in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

11.4.	The indemnification obligations of the Company and each Holder pursuant to this Section 11 shall survive a transfer of Registrable Securities by such Holder. Such survival shall apply only to any indemnification obligations arising prior to the time of such transfer, but, for the avoidance of doubt, may be enforced subsequent to such transfer. The provision of any applicable underwriting agreement shall prevail over this Section 11, if requested by the underwriters.
12.	REPORTS UNDER THE 1934 ACT

If the Company is a Public Corporation, and only as long as it remains a Public Corporation, then with a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration form which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, the Company agrees for the term of this Agreement, to:
12.1.	Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

12.2.	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act and comply with all other necessary filings and other requirements so as to enable the Holders and any transferee thereof to sell Registrable Securities under Rule 144 under the Securities Act (or similar rule then in effect); and

12.3.	Furnish to any Holder so long as the Holder owns any Registrable Securities forthwith upon its request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration or pursuant to such form.
13.	LOCK-UP

All Holders agree to abide by such customary “Lock Up” period as shall be required by the underwriter of any registration of shares.

14.	ASSIGNMENT OF REGISTRATION RIGHTS

Any of the Holders may assign its rights to cause the Company to register shares pursuant to these Registration Rights provisions to a transferee of all or any part of its Registrable Securities. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee’s written agreement to be bound by this Agreement.

15.	SUBSEQUENT RIGHTS; AMENDMENTS

The Company shall not, without the consent of the Holders holding a majority of the Preferred E Registrable Securities, grant registration rights on a basis equal to or more favorable than the registration rights granted to the Holders of the Preferred E Registrable Securities herein. In addition the Company shall not, without the consent of the Holders holding a majority of the Preferred D Registrable Securities, grant registration rights on a basis equal to or more favorable than the registration rights granted to the Holders of the Preferred D Registrable Securities herein. In addition, the Company shall not, without the consent of the Holders holding a majority of the Registrable Securities which are not Preferred D Registrable Securities or Preferred E Registrable Securities, grant registration rights on a basis equal to or more favorable than the registration rights granted herein to the Holders of the Registrable Securities, which are not Preferred D Registrable Securities or Preferred E Registrable Securities.

16.	REGISTRATIONS OUTSIDE THE US

The provisions of this Agreement shall also apply in connection with any registration, listing or public offering of the Company’s securities outside of the U.S., mutatis mutandis.

17.	TERM AND TERMINATION

The registration rights of the Preferred Shareholders pursuant to Sections 4-6 hereunder shall terminate upon the earlier of (i) five years after an IPO; or (ii) with respect to a Holder, when the Company’s shares are publicly traded and all shares of such Preferred Shareholder can be sold in any 90-day period under SEC Rule 144, or comparable rule in the country registered, if not subject to SEC, whichever occurs first.

18.	MISCELLANEOUS
18.1.	Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

18.2.	Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) when received or seven (7) days after it is mailed by prepaid registered mail; (b) upon the transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth below or to such other address of which notice as aforesaid is actually received:

Company	At the addresses set forth in the preface above; with a copy (which does not constitute a service of process) to:
Ori Rosen, Adv.
Ori Rosen & Co., Law Offices 1 Azrieli Center (Round Building), Tel-Aviv 67021, Israel
Facsimile: (972-3) 607-4700
Telephone: (972-3) 607-4701
email: ori@rosenlaw.co.il

Preferred Shareholders	At the addresses set forth in Exhibit I, Exhibit II, Exhibit III, Exhibit IV or Exhibit V.
If a notice is, in fact, received by the addressee, then it shall be deemed to have been duly served, when received, notwithstanding it having been defectively addressed or failed in some other respect, to comply with the provisions of this Section 18.2.

18.3.	The rights and duties of each Preferred Shareholder as set forth herein may be freely assigned, in whole or in part, by such Preferred Shareholder upon the transfer by it of shares of the Company, subject only to the limitations, if any, applying to the transfer of shares by such Preferred Shareholder, as set forth in the Articles of Association, and provided that the transferee agrees in writing to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, each Preferred Shareholder may transfer its shares of the Company to any of its Permitted Transferees (as defined in the Articles of Association of the Company). This Agreement and the Schedules hereto, and the Schedules and Exhibits to such Schedules constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and for the avoidance of doubt, replace and supersede any previous agreements between all of or certain of the parties hereto with respect to registration rights, information and access rights and obligations of the Company with regard to maintaining a system of accounting established and administered in accordance with US GAAP and amends and restates the Prior Agreement in its entirety. A party may waive any of its rights hereunder provided, however, that such waiver shall be in writing and shall apply only to such party’s rights hereunder.

18.4.	This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Israel, and the parties hereby consent and submit to the exclusive jurisdiction of the competent courts of Tel-Aviv Israel over all matters relating to this Agreement.

18.5.	Unless specifically set forth otherwise, any term of this Agreement may be amended, terminated or waived (prospectively or retroactively), in writing, by the Company and the holders of the majority of the Registrable Securities then outstanding, unless such amendment, termination or waiver is applied in a disproportional manner to a class(es) of Preferred Shares of the Company, in which case the written consent of the holders of the majority of such class(es) of Preferred Shares shall be required. The above notwithstanding, any of the following amendments to this Agreement shall require the written consent of the effected party to this Agreement: (i) an amendment to the confidentiality undertakings set forth in Section 2.3 hereof; (ii) the addition of a new undertaking to this Agreement the subject matter of which is not related to registration rights or a Preferred Shareholder’s information rights set out in Section 2.1 or 2.2; and (iii) an amendment imposing an additional monetary or financial undertaking on a party hereto.

18.6.	No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

18.7.	The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18.8.	At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonable necessary to effect the purposes of this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Executed counterparts delivered via any form of electronic transmission shall be deemed as originals.
[Signature Pages Follow]

[First Signature Page to Allot Second Amended and Restated Investors Rights Agreement]
IN WITNESS WHEREOF the parties have signed this Investors Rights Agreement as of the date first set forth above.

Allot Communication Ltd.
By:	Adi Sapir
Title:	CFO
Signature:	/s/ Adi Sapir

BancBoston Investments Inc.
By:	Edward J. McCoffrey

Title:	President

Signature:	/s/ Edward J. McCoffrey

Gemini Israel II LP		Gemini Israel II Parallel Fund LP
By:	[Illegible] [Illegible]	By:	[Illegible] [Illegible]

Title:	CFO, General Partner Managing Partner	Title:	CFO, General Partner Managing Partner

Signature:	/s/[Illegible] /s/[Illegible]	Signature:	/s/[Illegible] /s/[Illegible]

Gemini Partner Investors LP		Advent PGGM Gemini LP
By:	[Illegible] [Illegible]	By:	[Illegible] [Illegible]

Title:	CFO, General Partner Managing Partner	Title:	CFO, General Partner Managing Partner

Signature:	/s/[Illegible] /s/[Illegible]	Signature:	/s/[Illegible] /s/[Illegible]

Tamir Fishman Venture Capital II Ltd.		Tamir Fishman Ventures II (Cayman Islands) LP
By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/[Illegible]	Signature:	/s/[Illegible]

Tamir Fishman Ventures II CEO Funds (U.S) LP		Tamir Fishman Ventures II LP
By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/[Illegible]	Signature:	/s/[Illegible]

Tamir Fishman Ventures II CEO Funds LP		Tamir Fishman Ventures II (Israel) LP
By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/[Illegible]	Signature:	/s/[Illegible]

[Second Signature Page to Allot Second Amended and Restated Investors Rights Agreement]
IN WITNESS WHEREOF the parties have signed this Investors Rights Agreement as of the date first set forth above.

Peter Grant		DRW Venture Partners LP
		By:	Tony Mayhew

Signature:	/s/ Peter M. Grant	Title:	Vice President

		Signature:	/s/ Tony Mayhew

Partech International Growth Capital I LLC
By:	[Illegible]
Title:	[Illegible]
Signature:	/s/ [Illegible]

Partech International Growth Capital III LLC		AXA Growth Capital II L.P.
By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Double Black Diamond II LLC		Multivest LLC
By:	[Illegible]	By:	[Illegible]

Title:	[Illegible]	Title:	[Illegible]

Signature:	/s/ [Illegible]	Signature:	/s/ [Illegible]

Samro NV		CBS IMMO II NV
By:	[Illegible]	By:	H. Brachfeld

Title:	[Illegible]	Title:	Director

Signature:	/s/ [Illegible]	Signature:	/s/ H. Brachfeld

Jerusalem Venture Partners IV LP		Jerusalem Venture Partners IV-A LP
By:	Erel Margalit	By:	Erel Margalit

Title:		Title:

Signature:	/s/ Erel Margalit	Signature:	/s/ Erel Margalit

Jerusalem Venture Partners Entrepreneurs Fund IV LP		Jerusalem Venture Partners IV (Israel) LP
By:	Erel Margalit	By:	Erel Margalit

Title:		Title:

Signature:	/s/ Erel Margalit	Signature:	/s/ Erel Margalit

[Third Signature Page to Allot Second Amended and Restated Investors Rights Agreement]
IN WITNESS WHEREOF the parties have signed this Investors Rights Agreement as of the date first set forth above.

Signature:	/s/ Yosi Elihav	Signature:	/s/ Ephraim Elihav

Signature:	/s/ Shlomo Shimshowitz	Signature:	/s/ Eitan Mossauoff

NJI No. 3 Investment Fund
		By:	Chew Cheng Keat

Signature:	/s/ Amos Fouzailov	Title:	Attorney

		Signature:	/s/ Chew Cheng Keat

Tamar Technology Investors (Delaware) LP
		By:	[Illegible]

Signature:	/s/ Leonard Lehmann	Title:	Managing GP

		Signature:	/s/ Illegible

Tamar Technology Investors (Israel) LP
By:	[Illegible]
Title:	Managing GP
Signature:	/s/ Illegible

Genesis Partners I LP
By:	Dr. Eyal Kishon
Title:	Founder and Managing Partner
Signature:	/s/ Eyal Kishon

Genesis Partners (Cayman) LP
By:	Dr. Eyal Kishon
Title:	Founder and Managing Partner
Signature:	/s/ Eyal Kishon

Odem Rotem Holdings Ltd.		Yigal Jacoby
By:	Yigal Jacoby	Signature:	/s/ Yigal Jacoby

Title:	President
Signature:	/s/ Yigal Jacoby

Exhibit I
The Preferred A Shareholders

Name	Address
Odem Rotem Holdings LTD/Yigal Jacoby (held in trust by ORO Trust Company Ltd.)	9 Nordau St., Ra’anana 43200, Israel

Genesis Partners I LP	11 Hamenofim St., Hertzlia 46725, Israel

Genesis Partners (Cayman) LP	11 Hamenofim St., Hertzlia 46725, Israel

Gemini Israel II LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Israel II Parallel Fund LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Partner Investors LP	11 Galgalai Haplada St., Hertzlia, 46722, Israel

Advent PGGM Gemini LP	9 Hamenofim St., Hertzlia 46725, Israel

Jerusalem Venture Partners IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV-A LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners Entrepreneurs Fund IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV (Israel) LP	Jerusalem Technology Park, Building 1, Malha, Jerusalem 91487, Israel

Exhibit II
The Preferred B Shareholders

Name	Address
Yigal Jacoby	9 Nordau St., Ra’anana 43200, Israel

Elihav Yosi	16 Rosen St., Ramat Gan 52224, Israel

Elihav Ephraim	4 Hegefen St., Rosh Ha’ayin 48570, Israel

Shlomo Shimshowitz	24 Havatzelet Hasharon St., Hertzlia 46641, Israel

Eitan Mossauoff	17 Disnechis St., Tel-Aviv 69353, Israel

Amos Fouzailov	9 Hazait St., Kfar Shmariho 46910, Israel

NJI No. 3 Investment Fund	6 Battery Rd.#42-01, Singapore, 049909

BancBoston Investments Inc.	Victory St., London SWIH OED, England

Leonard Lehmann	2237 Waverley St., Palo Alto, USA

Tamar Technology Investors (Delaware) LP	50 Ramat Yam St., Hertzlia 46851, Israel

Tamar Technology Investors (Israel) LP	50 Ramat Yam St., Hertzlia 46851, Israel

Genesis Partners I LP	11 Hamenofim St., Hertzlia 46725, Israel

Genesis Partners (Cayman) LP	11 Hamenofim St., Hertzlia 46725, Israel

Gemini Israel II LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Israel II Parallel Fund LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Partner Investors LP	9 Hamenofim St., Hertzlia 46725, Israel

Advent PGGM Gemini LP	9 Hamenofim St., Hertzlia 46725, Israel

Samro NV	12 Einstein St., Hertzlia 46749, Israel

CBS IMMO II N.V	1/7 Scupstraat, Antwerp, Belgium

Jerusalem Venture Partners IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV-A LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners Entrepreneurs Fund IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV (Israel) LP	Jerusalem Technology Park, Building 1, Malha, Jerusalem 91487, Israel

Tamir Fishman Venture Capital II Ltd.	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Cayman Islands) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II CEO Funds (U.S) LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II CEO Funds LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Israel) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Peter Grant	60 South 6th St., Minneapolis, USA

Exhibit III
The Preferred C Shareholders

Name	Address
BancBoston Investments Inc.	Victory St., London SWIH OED, England

Samro NV	12 Einstein St., Hertzlia 46749, Israel

CBS IMMO II N.V	1/7 Scupstraat, Antwerp, Belgium

Jerusalem Venture Partners IV LP	7 West 22nd St. 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV-A LP	7 West 22nd St. 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners Entrepreneurs Fund IV LP	7 West 22nd St. 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV (Israel) LP	Jerusalem Technology Park, Building 1, Malha, Jerusalem 91487, Israel

Tamir Fishman Venture Capital II Ltd.	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Cayman Islands) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II CEO Funds (U.S) LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II CEO Funds LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Israel) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

DRW Venture Partners LP	c/o RBC Capital Markets — Global Equity, 60 South 6th St., Mail Stop P17, Minneapolis, MN 55402, USA

Exhibit IV
The Preferred D Shareholders

Name	Address
BancBoston Investments Inc.	Victory St., London SWIH OED, England

Gemini Israel II LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Israel II Parallel Fund LP	9 Hamenofim St., Hertzlia 46725, Israel

Gemini Partner Investors LP	9 Hamenofim St., Hertzlia 46725, Israel

Advent PGGM Gemini LP	9 Hamenofim St., Hertzlia 46725, Israel

Tamir Fishman Venture Capital II Ltd.	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Cayman Islands) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II CEO Funds (U.S) LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II CEO Funds LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Israel) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Peter Grant	60 South 6th St., Minneapolis, USA

Partech International Growth Capital I LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Partech International Growth Capital III LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

AXA Growth Capital II LP	Clarendon House 2 Church St. P.O. Box HM 666 Hamilton HM CX, Bermuda

Double Black Diamond II LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Multivest LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Exhibit V
The Preferred E Shareholders

Name	Address
Tamir Fishman Venture Capital II Ltd.	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Cayman Islands) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II CEO Funds (U.S) LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II LP	c/o Tamir Fishman Venture Capital II Ltd.

Tamir Fishman Ventures II CEO Funds LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Tamir Fishman Ventures II (Israel) LP	Tamir Fishman Group, Platinum Tower, 21 Ha’arbaa St., Tel-Aviv 64739, Israel

Partech International Growth Capital I LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Partech International Growth Capital III LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

AXA Growth Capital II LP	Clarendon House 2 Church St. P.O. Box HM 666 Hamilton HM CX, Bermuda

Double Black Diamond II LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Multivest LLC	Ugland House South Church St. Georgetown, Grand Cayman, Cayman Islands

Jerusalem Venture Partners IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV-A LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners Entrepreneurs Fund IV LP	7 West 22nd St., 7th Floor, New York, NY 10010, USA

Jerusalem Venture Partners IV (Israel) LP	Jerusalem Technology Park, Building 1, Malha, Jerusalem 91487, Israel

Shlomo Shimshowitz	24 Havatzelet Hasharon St., Hertzlia 46641, Israel

Eitan Mossauoff	17 Disnechis St., Tel-Aviv 69353, Israel

Amos Fouzailov	9 Hazait St., Kfar Shmariho 46910, Israel